Exhibit 10.1

Resources Corp.

STOCK OPTION PLAN

MAY 2011

TABLE OF CONTENTS

		Page

ARTICLE 1	PURPOSE AND INTERPRETATION	1
Section 1.1	Purpose.	1
Section 1.2	Definitions	1
ARTICLE 2	STOCK OPTION PLAN	3
Section 2.1	The Stock Option Plan.	3
Section 2.2	Participants.	3
Section 2.3	Amount of Options.	4
Section 2.4	Price.	4
Section 2.5	Lapsed options.	4
Section 2.6	Option Period, Exercise, Consideration, Vesting and Payment.	4
Section 2.7	Termination of Employment	3
Section 2.8	Death of Participant.	3
Section 2.9	Adjustment in Shares Subject to the Stock Option Plan.	6
Section 2.10	Record Keeping.	6
Section 2.11	Necessary Approvals.	6
ARTICLE 3	STOCK BONUS PLAN	7
Section 3.1	The Stock Bonus Plan.	7
Section 3.2	Participants.	7
Section 3.3	Amount of Bonus Shares.	7
Section 3.4	Necessary Approvals.	7
ARTICLE 4	GENERAL	7
Section 4.1	Number of Shares.	7
Section 4.2	Transferability.	8
Section 4.3	Employment	8
Section 4.4	Delegation to Compensation Committee.	8
Section 4.5	Administration of the Plan.	8
Section 4.6	Amendment, Modification or Termination of the Plan.	9
Section 4.7	Consolidation, Merger, etc.	10
Section 4.8	No Representation or Warranty.	10
Section 4.9	Interpretation.	10
Section 4.10	Approval and Effective Date.	10

 Resources Corp.

STOCK OPTION PLAN

ARTICLE 1
PURPOSE AND INTERPRETATION

Section 1.1	Purpose.

The purpose of the Plan is to provide incentives to attract, retain and motivate the Corporation’s employees, directors, officers and consultants whose present and potential contributions to the Corporation are or will be important to the success of the Corporation, by offering them an opportunity to acquire a proprietary interest in the Corporation by participating in the Corporation’s future performance through awards of stock options to acquire Common Shares of the Corporation.

Section 1.2	Definitions.

In the Plan, the following capitalized words and terms shall have the following meanings:

“Act” means the Nevada Revised Statutes, Chapter 78, et seq., or its successor, as amended from time to time.

“Affiliate” includes any company in which the Corporation has an equity or voting interest of more than 50%.

“Blackout Period” means the period during which the relevant Participant is prohibited from exercising an Option due to trading restrictions imposed by the Corporation in accordance with its trading policies affecting trades by employees in the Corporation's securities.

“Board of Directors” means the board of directors of the Corporation as constituted from time to time and any committee of the board of directors.

“Bonus Common Shares” means Common Shares issued pursuant to the Share Bonus Plan.

“Common Shares” means the shares of common stock of the Corporation having a par value of $.001 per share.

“Consultant” means an individual or Consultant Company, other than an Employee or a Director of the Corporation, that:

(i)	is engaged to provide on an ongoing bona fide basis, consulting, technical, management or other services to the Corporation or to an Affiliate of the Corporation other than services provided in relation to a Distribution;

(ii)	provides the services under a written contract between the Corporation or an Affiliate of the Corporation and the individual or the Consultant Company;

(iii)	in the reasonable opinion of the Corporation, spends or will spend a significant amount of time and attention on the business and affairs of the Corporation or an Affiliate of the Corporation; and

(iv)	has a relationship with the Corporation or an Affiliate of the Corporation that enables the Consultant to be knowledgeable about the business and affairs of the Corporation.

“Consultant Company” means for an individual consultant, a company or partnership of which the individual is an employee, shareholder or partner.

“Corporation” means Xtra-Gold Resources Corp., a corporation incorporated under the Act and its successors from time to time.

“Designated Affiliate” means an Affiliate of the Corporation designated by the Board of Directors for purposes of the Plan from time to time.

“Distribution” has the meaning ascribed thereto by the Stock Exchange.

“Investor Relations Activities” means any activities, by or on behalf of the Corporation or a shareholder of the Corporation that promotes or could reasonably be expected to promote the purchase or sale of securities of the Corporation.

“Issuer Bid” means an offer to acquire or redeem securities of an issuer made by the issuer to one or more persons or companies, and also includes an acquisition or redemption of securities of the issuer by the issuer from those persons or companies, but does not include an offer to acquire or redeem or an acquisition or redemption,

(a)	if no valuable consideration is offered or paid by the issuer for the securities;

(b)	if the offer to acquire or redeem, or the acquisition or redemption is a step in an amalgamation, merger, reorganization or arrangement that requires approval in a vote of security holders; or

(c)	if the securities are debt securities that are not convertible into securities other than debt securities.

“Option” means an option to purchase Common Shares granted under or subject to the terms of the Plan.

“Option Agreement” means a written agreement between the Corporation and an Optionee that sets forth the terms, conditions and limitations applicable to an Option.

“Option Period” means the period of time an option may be exercised as specified in Section 2.6(1) .

“Optionee” means a recipient of an Option.

“Participant” means a participant under the Plan.

“Plan” means collectively the Stock Option Plan and the Stock Bonus Plan provided for herein.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and such other securities acts of such jurisdictions as may be applicable from time to time.

“Stock Bonus Plan” means the stock bonus plan described in Article 3 hereof.

“Stock Compensation Arrangement” means a stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of securities of the Corporation to one or more service providers.

“Stock Option Plan” means the stock option plan described in Article 2 hereof.

“Stock Exchange” any principal stock exchange(s) upon which the Common Shares are listed and posted for trading.

“Take-over Bid” means an offer to acquire outstanding voting securities or equity securities of a class made to one or more persons or companies, where the securities subject to the offer to acquire, together with the offeror’s securities, constitute in the aggregate 20% or more of the outstanding securities of that class of securities at the date of the offer to acquire but does not include an offer to acquire if the offer to acquire is a step in an amalgamation, merger, reorganization or arrangement that requires approval in a vote of security holders.

ARTICLE 2
STOCK OPTION PLAN

Section 2.1	The Stock Option Plan.

A stock option plan (the “Plan”) is hereby established for employees, officers and directors of, and consultants to, the Corporation and its Designated Affiliates.

Section 2.2	Participants.

Participants in the Plan shall be directors, officers or employees of the Corporation or any of its Designated Affiliates (including officers thereof, whether or not directors), Consultants or persons conducting Investor Relations Activities for the Corporation or any of its Designated Affiliates who, by the nature of their positions or jobs, are, in the opinion of the Board of Directors, upon the recommendation of the President of the Corporation, in a position to contribute to the success of the Corporation. For any options granted to employees or Consultants, the Corporation represents that the Optionee is a bona fide employee or Consultant, as the case may be.

Section 2.3	Amount of Options.

The determination regarding the amount of optioned Common Shares outstanding to each Participant will take into consideration the Participant's present and potential contribution to the success of the Corporation and shall be determined from time to time by the Board of Directors. However, in no event shall the number of optioned Common Shares available for issuance under the Plan together with the Stock Bonus exceed 10% of the issued and outstanding Common Shares in the aggregate from time to time.

Section 2.4	Exercise Price.

The purchase price for Common Shares subject to options shall be determined by the Board of Directors or the Compensation Committee at the discretion of the Board. The exercise price shall not be less than the closing price of the Common Shares on the Stock Exchange on the trading day immediately preceding the day of the grant of the option. If the purchase price is paid with consideration other than cash, the Compensation Committee shall determine the fair value of such consideration to the Company in monetary terms. The appropriate adjustment in any particular circumstance shall be conclusively determined by the Compensation Committee in its sole discretion, subject to approval by the Stockholders of the Corporation and to acceptance by the Exchange respectively, if applicable.

Section 2.5	Lapsed Options.

In the event that Options granted under the Plan are surrendered, terminate or expire without being exercised in whole or in part, new Options may be granted covering the Common Shares not purchased under such lapsed Options.

Section 2.6	Option Period, Exercise, Consideration, Vesting and Payment.

(1)                The period during which Options may be exercised shall be determined by the Board of Directors in its discretion, to a maximum of 10 years from the date that the Option is granted (the “Option Period”) and the Options shall vest on the date of the grant, except that Options issued to persons employed in Investor Relations Activities must vest in stages over not less than 12 months with no more than one-quarter (1/4) of the options vesting in any three month period. The Option Period may be reduced as provided in Section 2.7 and Section 2.8 respecting termination of employment or death of the Participant.

(2)                Options shall be exercisable (in each case to the nearest full share) during the Option Period in the determination of the Board of Directors. Until such time that the stockholders of the Corporation approve the Plan, the Board of Directors may only grant nonqualified stock options (“NSO”) to an Optionee. Thereafter, the Board of Directors may also grant incentive stock options (“ISO”) pursuant to Section 422 of the IRS Code.

(3)                Except as set forth in Section 2.7 and Section 2.8, no Option may be exercised unless the Participant is, at the time of such exercise, a director or officer of or in the employ of, or a Consultant to, or a person conducting Investor Relations Activities for, the Corporation or any of its Designated Affiliates and shall have been continuously a director or officer or so employed or providing said services to the Corporation or any of its Designated Affiliates since the grant of his or her Option. Absence on leave with the approval of the Corporation or a Designated Affiliate shall not be considered an interruption of employment for any purpose of the Plan.

(4)                The exercise of any Option will be contingent upon receipt by the Corporation of cash payment of the full purchase price of the Common Shares or providing a guarantee of payment satisfactory to the Corporation which are the subject of the exercised Option. No Participant or his or her legal representatives, legatees or distributees will be, or will be deemed to be, a holder of any Common Shares with respect to which he or she was granted an Option under this Plan, unless and until certificates for such Common Shares are issued to him or her, or them, under the terms of the Plan.

(5)                Options granted to persons conducting Investor Relations Activities for the Corporation must vest in stages over 12 months with no more than ¼ of the Options vesting in any three month period.

(6)                If the Termination (see section 2.7) date for an Option occurs during a Blackout Period applicable to the relevant Participant, or within 10 Business Days after the expiry of a Blackout Period applicable to the relevant Participant, then the Termination Date for the Option shall be the date that is the tenth Business Day after the expiry date of the Blackout.

(7)                If there is a Take-over Bid or Issuer Bid made for all or any of the issued and outstanding Common Shares, then the Board of Directors may, by resolution, permit all Options outstanding to become immediately exercisable in order to permit Common Shares issuable under such Options to be tendered to such bid.

Section 2.7	Termination of Employment.

If a Participant shall:

(a)                cease to be a director or officer of the Corporation and any of its Designated Affiliates (and is not or does not continue to be an employee thereof); or

(b)                cease to be employed by the Corporation or any of its Designated Affiliates or to provide consulting services to the Corporation or any of its Designated Affiliates (and is not or does not continue to be a director or officer thereof) for any reason (other than death) or shall receive notice from the Corporation or any of its Designated Affiliates of the termination of his or her employment or provision of consulting services (collectively, “Termination”) he or she may, but only within 365 days next succeeding such Termination, or for such shorter period of time as may be set forth in the Option Agreement, exercise his or her Options to the extent that he or she was entitled to exercise such Options at the date of such Termination, provided that in no event shall such right extend beyond the Option Period. This section is subject to any agreement with any director or officer of the Corporation or any of its Designated Affiliates with respect to the rights of such director or officer upon Termination or change in control of the Corporation.

Section 2.8	Death of Participant.

In the event of the death of a Participant who is a director or officer of the Corporation or any of its Designated Affiliates or who is an employee having been continuously in the employ of the Corporation or any of its Designated Affiliates or who has continuously provided consulting services to the Corporation or any of its Designated Affiliates for one year from and after the date of the granting of his or her Option, the Option theretofore granted to him or her shall be exercisable within the 365 days next succeeding such death and then only:

(a)                by the person or persons to whom the Participant's rights under the Option shall pass by the Participant's will or the laws of descent and distribution; and

(b)                to the extent that he or she was entitled to exercise the Option at the date of his or her death, provided that in no event shall such right extend beyond the Option Period.

Section 2.9	Adjustment in Shares Subject to the Plan.

In the event:

(a)                there is any change in the Common Shares of the Corporation through subdivisions or consolidations, or otherwise;

(b)                the Corporation declares a dividend on Common Shares payable in Common Shares or securities convertible into or exchangeable for Common Shares; or

(c)                the Corporation issues Common Shares, or securities convertible into or exchangeable for Common Shares, in lieu of, or in exchange for, existing Common Shares;

the number of Common Shares available for option, the Common Shares subject to any Option, and the option price thereof, shall be adjusted appropriately by the Board of Directors and such adjustment shall be effective and binding for all purposes of the Plan.

Section 2.10	Record Keeping.

The Corporation shall maintain a register in which shall be recorded:

(a)                The name and address of each Participant in the Plan; and

(b)                The number of Options granted to a Participant and the number of Options outstanding.

Section 2.11	Necessary Approvals.

The obligation of the Corporation to issue and deliver any Common Shares in accordance with the Plan shall be subject to any necessary approval of any stock exchange or regulatory authority having jurisdiction over the securities of the Corporation. If any Common Shares cannot be issued to any Optionee for whatever reason, the obligation of the Corporation to issue such Common Shares shall terminate and any option exercise price paid to the Corporation shall be returned to the Optionee.

Pursuant to the Toronto Stock Exchange requirements, the Plan requires stockholder approval every three years.

ARTICLE 3
STOCK BONUS PLAN

Section 3.1	The Stock Bonus Plan.

A Stock Bonus Plan is hereby established for directors, officers, employees and Consultants of the Corporation and its Designated Affiliates.

Section 3.2	Participants.

Participants in the Stock Bonus Plan shall be directors, officers or employees of the Corporation or any of its Designated Affiliates (including officers thereof, whether or not directors) or Consultants to the Corporation or any of its Designated Affiliates who, by the nature of their positions or jobs, are, in the opinion of the Board of Directors, upon the recommendation of the President of the Corporation, in a position to contribute to the success of the Corporation.

Section 3.3	Amount of Bonus Common Shares.

The determination regarding the amount of Bonus Common Shares issued to each Participant will take into consideration the Participant's present and potential contribution to the success of the Corporation and shall be determined from time to time by the Board of Directors. However, in no event shall the number of Bonus Common Shares issuable under the Stock Bonus Plan together with the Plan exceed 10% of the issued and outstanding Common Shares in the aggregate from time to time.

Section 3.4	Necessary Approvals.

The obligation of the Corporation to issue and deliver any Common Shares in accordance with the Stock Bonus Plan shall be subject to any necessary approvals of any stock exchange or regulatory authority having jurisdiction over the securities of the Corporation. If any Common Shares cannot be issued to any Participant for whatever reason, the obligation of the Corporation to issue such Common Shares shall terminate.

ARTICLE 4
GENERAL

Section 4.1	Number of Shares.

In no event shall more than 10% of the issued and outstanding Common Shares, in the aggregate, be issuable under the Plan from time to time. The aggregate reserved for issuance pursuant to the Plan to any one person in any 12 month period shall not exceed 5% of the total number of Common Shares outstanding from time to time, unless disinterested stockholder approval is obtained pursuant to the policies of the Stock Exchange, any stock exchange or regulatory authority having jurisdiction over the securities of the Corporation. No more than 2% of the outstanding Common Shares may be granted to any one Consultant in any 12 month period, or to persons conducting Investor Relations Activities in any 12 month period. The number of securities issuable to insiders, at any time, under all security based compensation arrangements, shall not exceed 10% of the issued and outstanding securities and that the number of securities issued to insiders, within any one-year period, under all security based compensation arrangements, shall not exceed 10% of the issued and outstanding securities. The maximum number of Common Shares reserved for issuance under the Plan shall, together with the Stock Bonus Plan, not exceed 10% of the Common Shares outstanding (on a non-diluted basis) from time to time.

Section 4.2	Transferability.

The benefits, rights and options accruing to any Optionee in accordance with the terms and conditions of the Plan shall not be transferable or assignable by an Optionee unless specifically provided herein. During the lifetime of a Participant, all benefits, rights and options shall only be exercised by the Optionee or by his or her guardian or legal representative.

Section 4.3	Employment.

Nothing contained in the Plan shall confer upon any Optionee any right with respect to employment or continuance of employment with the Corporation or any Designated Affiliate, or interfere in any way with the right of the Corporation or any Affiliate to terminate the Optionee's employment or provision of consulting services at any time. Participation in any of the Plan by a Participant shall be voluntary.

Section 4.4	Delegation to Compensation Committee.

All of the powers exercisable hereunder by the Board of Directors of the Corporation may, to the extent permitted by applicable law and by resolution of the Board of Directors of the Corporation, be exercised by a Compensation Committee of such Board of Directors. All of the powers exercisable by the Board of Directors under the Plan may, to the extent permitted by applicable law and authorized by resolution of the Board of Directors of the Corporation, be exercised by a Compensation Committee of not less than three directors. The directors on such Compensation Committee shall not be employees of the Corporation so long as they are on such committee. In addition, if determined appropriate by the Board of Directors of the Corporation, the Board of Directors may delegate any or all of the powers of the Board of Directors of the Corporation under the Plan to an independent consultant.

Section 4.5	Administration of the Plan.

The Plan shall be administered by the Board of Directors of the Corporation or an underlying committee; namely the Compensation Committee. The Compensation Committee shall determine from time to time those of the Corporation’s officers, directors, key employees and consultants (each an “Eligible Person”) to whom stock options are to be granted, the terms and provisions of the respective option agreements, the time or times at which such options shall be granted, the dates such Plan Options become exercisable, the number of shares subject to each Option, the purchase price of such shares and the form of payment of such purchase price. The Board of Directors shall be authorized to interpret the Plan and may, from time to time, establish, amend or rescind rules and regulations required for carrying out the Plan. Any such interpretation of the Plan shall be final and conclusive. All other questions relating to the administration of the 2011 Plan and the interpretation of the provisions thereof and of the related option agreements will be resolved by the Compensation Committee. All administrative costs of the Plan shall be paid by the Corporation. The senior officers of the Corporation are authorized and directed to do all things and execute and deliver all instruments, undertakings and applications and writings as they, in their absolute discretion, consider necessary for the implementation of the Plan and of the rules and regulations established for administering the Plan.

Section 4.6	Amendment, Modification or Termination of the Plan.

Subject the requisite stockholder and regulatory approvals set forth under subparagraphs 4.6(a) and (b) below, the Board of Directors, or the Compensation Committee of the Board of Directors pursuant to Section 4.4, may from time to time amend or revise the terms of the Plan or may discontinue the Plan at any time provided however that no such right may, without the consent of the Optionee, in any manner adversely affect his rights under any Option theretofore granted under the Plan. Any reduction in the exercise price of Options, if the Optionee is an insider of the Corporation at the time of the proposed amendment, will require disinterested stockholder approval pursuant to the Policies of the Stock Exchange.

(a)                Subject to Section 4.4, the Board of Directors may, subject to receipt of requisite stockholder and regulatory approval, make the following amendments to the Plan:

(i)	any amendment to the number of securities issuable under the Plan, including an increase to a fixed maximum number of securities or a change from a fixed maximum number of securities to a fixed maximum percentage. A change to a fixed maximum percentage which was previously approved by stockholders will not require additional stockholder approval;

(ii)	any change to the definition of “Participants” or an “Optionee” which would have the potential of narrowing or broadening or increasing insider participation;

(iii)	the addition of any form of financial assistance;

(iv)	any amendment to a financial assistance provision which is more favourable to Participants or Optionees;

(v)	any addition of a cashless exercise feature, payable in cash or securities which does not provide for a full deduction in the number of underlying securities from the Plan;

(vi)	the addition of deferred or restricted share unit or any other provision which results in Optionees receiving securities while no cash consideration is received by the Corporation;

(vii)	any other amendments that may lead to significant or unreasonable dilution in the Corporation's outstanding securities or may provide additional benefits to Optionees, especially to insiders of the Corporation, at the expense of the Corporation and its existing stockholders.

(b)                Subject to Section 4.4, the Board of Directors may, subject to receipt of requisite regulatory acceptance, where required, in its sole discretion make all other amendments to the Plan that are not of the type contemplated in subparagraph 4.6(a) above, including, without limitation:

(i)	amendments of a housekeeping nature;

(ii)	the addition of or a change to vesting provisions of a security or the Plan; and

(iii)	a change to the termination provisions of a security or the Plan which does not entail an extension beyond the original expiry date.

(c)                Notwithstanding the provisions of subparagraph 4.6(b), the Corporation shall additionally obtain requisite stockholder approval in respect of amendments to the Plan that are contemplated pursuant to subparagraph 4.6(b) to the extent such approval is required by any applicable law or regulations.

Section 4.7	Consolidation, Merger, etc.

If there is a consolidation, merger or statutory amalgamation or arrangement of the Corporation with or into another corporation, a separation of the business of the Corporation into two or more entities or a transfer of all or substantially all of the assets of the Corporation to another entity, upon the exercise of an option under the Plan, the holder thereof shall be entitled to receive the securities, property or cash which the holder would have received upon such consolidation, merger, amalgamation, arrangement, separation or transfer if the holder had exercised the Option immediately prior to such event, unless the Board of Directors of the Corporation otherwise determine the basis upon which such Option shall be exercisable.

Section 4.8	No Representation or Warranty.

The Corporation makes no representation or warranty as to the future market value of any Common Shares issued in accordance with the provisions of the Plan.

Section 4.9	Interpretation.

This Plan shall be governed by and construed in accordance with the laws of the State of Nevada.

Section 4.10	Approval and Effective Date.

This Plan shall become effective upon its adoption by the Board of Directors of the Corporation subject to approval of the Plan by a majority of the stockholders of the Corporation voting in person or by proxy at a meeting of the stockholders or by written consent, which approval must be obtained within 12 months following adoption of the Plan by the Board of Directors. However, Options and Bonus Common Shares may be granted under this Plan prior to obtaining stockholder approval of the Plan, but any such Options or Bonus Common Shares shall be contingent upon such stockholder approval being obtained and may not be exercised prior to such approval.